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                                                                     Exhibit 5.1


          NORFOLK SOUTHERN CORPORATION
                 LAW DEPARTMENT
             THREE COMMERCIAL PLACE
          NORFOLK, VIRGINIA 23510-9241


                             May 12, 1997


Norfolk Southern Corporation
Three Commercial Place
Norfolk, Virginia  23510-2191

              Re:  Norfolk Southern Corporation
                   Registration Statement on Form S-3
                   (Registration No. 333-24051)
                   ----------------------------------

Ladies and Gentlemen:


         I am Corporate Counsel of Norfolk Southern Corporation, a Virginia corporation (the "Corporation"), and, as such, I have acted as counsel to the Corporation in connection with the issuance and sale of four series of Notes, in an aggregate principal amount of $3,000,000,000 (collectively, the "Securities") to be issued pursuant to the Underwriting Agreement (the "Base Underwriting Agreement") and the Pricing Agreement (the "Pricing Agreement" and, together with the Base Underwriting Agreement, the "Underwriting Agreement") to be entered into by the Corporation and Merrill Lynch & Co., J.P. Morgan & Co., PaineWebber Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation, as representatives for the several underwriters (the "Underwriters"), which Pricing Agreement shall incorporate in its entirety all the provisions of the Base Underwriting Agreement. The Securities are to be issued under the Indenture, dated as of January 15, 1991 (the "Base
Indenture"), between the Corporation and First Trust of New York, N.A., as successor trustee (the "Trustee"), as supplemented by a First Supplemental Indenture (the "Supplemental Indenture") to be entered into by the Corporation and the Trustee with respect to the Securities.


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Norfolk Southern Corporation
May 12, 1997
Page 2

         This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

         In connection with this opinion, I have examined (i) the Registration Statement on Form S-3 (File No. 33-38595), relating to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations under the Securities Act, of up to $50,000,000 aggregate principal amount of debt securities of the Corporation, filed with the Securities and Exchange Commission (the "Commission") on January 23, 1991 under the Securities Act (such registration statement, as so amended, being hereinafter referred to as the "First Related Registration Statement"); (ii) the Registration Statement on Form S-3 (File No. 333-20203), relating to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations under the Securities Act, of up to $1,250,000,000 aggregate principal amount of debt securities, preferred stock, depositary shares and/or common stock of the Corporation, filed with the Commission on January 22, 1997 under the Securities Act (such registration statement, as so amended, being hereinafter referred to as the "Second Related Registration Statement"); (iii) the Registration Statement on Form S-3 (File No. 333-24051), relating to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations under the Securities Act, of up to $3,000,000,000 aggregate principal amount of debt securities, preferred stock, depositary shares and/or common stock of the Corporation, filed with the Commission on March 27, 1997 under the Securities Act, Amendment No. 1 thereto filed on May 2, 1997 and Amendment No. 2 thereto filed on May 6, 1997 (such registration statement, as so amended, together with the First Related Registration Statement and the Second Related Registration Statement, being hereinafter referred to collectively as the "Registration Statement"); (iv) the Preliminary Prospectus Supplement, dated May 5, 1997, together with the Preliminary Base Prospectus, dated May 5, 1997 (together, the "Prospectus") in the forms thereof filed as part of the Registration Statement;
(v) the

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Norfolk Southern Corporation
May 12, 1997
Page 3


Statement of Eligibility under the Trust Indenture Act of 1939, as amended, on Form T-1 of the Trustee; (vi) the documents incorporated by reference in the Prospectus through May 5, 1997; (vii) an executed copy of the Base Indenture;
(viii) the form of Supplemental Indenture; (ix) the forms of Securities and specimen certificates thereof; (x) the form of Base Underwriting Agreement; (xi) the form of Pricing Agreement; (xii) the Articles of Incorporation of the Corporation, as currently in effect; (xiii) the Bylaws of the Corporation, as currently in effect; and (xiv) resolutions of the Board of Directors of the Corporation relating to the issuance and sale of the Securities and related matters. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Corporation and such agreements, certificates of public officials, certificates of officers or other representative of the Corporation and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such latter documents. In making my examination of documents executed, or to be executed, by parties other than the Corporation, I have assumed that such parties had, or will have, the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such other parties of such documents and the validity and binding effect thereof. In addition, I have assumed that the Supplemental Indenture, the Securities and the Pricing Agreement, when executed, will be in substantially the forms reviewed by me. As to any facts material to the opinions expressed herein which I did not independently establish or verify, I have relied upon oral or written statements and representations of officers and other representatives of the Corporation and others.



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Norfolk Southern Corporation
May 12, 1997
Page 4

         I am a member of the Bar in the Commonwealth of Virginia, and I do not express any opinion as to the laws of any other jurisdiction other than the laws of the United States of America to the extent referred to specifically herein. Insofar as the opinions set forth below relate to the Base Indenture and the Securities as valid, binding and enforceable obligations of the Corporation, I have relied solely upon an opinion letter of even date herewith from Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, with respect to all matters of New York law related thereto.

         Based upon and subject to the foregoing, I am of the opinion that:

         1. The Base Indenture has been duly executed and delivered by the Corporation and is a valid and binding agreement of the Corporation, enforceable against the Corporation in accordance with its terms, except (a) to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (b) I express no opinion as to Section 512 of the Base Indenture.

         2. The Securities have been duly authorized, and when executed and authenticated in accordance with the terms of the Base Indenture and the Supplemental Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be valid and binding obligations of the Corporation entitled to the benefits of the Base Indenture and Supplemental Indenture and enforceable against the Corporation in accordance with their terms, except (a) to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at

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Norfolk Southern Corporation
May 12, 1997
Page 5

law or in equity and (b) I express no opinion as to Section 512 of the Base Indenture.

         I hereby consent to the use of my name under the heading "Legal Matters" in the Prospectus. I also hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                                       Very truly yours,



                                       /s/ WILLIAM A. NOELL, JR.